EXHIBIT 77C

FOR SELIGMAN MUNICIPAL FUND SERIES, INC.

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN COLORADO MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,920,408.137           305,655.449        127,605.827        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN GEORGIA MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,559,032.195           101,600.227        67,816.146         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN LOUISIANA MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,663,473.590           128,205.589        44,570.414         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN MARYLAND MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   2,179,167.899           269,788.213        106,664.837        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN MASSACHUSETTS MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   3,911,024.445           282,019.067        293,039.564        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN MICHIGAN MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   4,247,815.617           393,070.229        250,387.720        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN MISSOURI MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,708,763.951           192,156.505        26,662.449         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN OHIO MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   5,630,534.020           820,076.241        190,488.011        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN OREGON MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   3,023,509.706           270,474.238        285,787.076        0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN SOUTH CAROLINA MUNICIPAL CLASS (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman National Municipal Class, a series of Seligman Municipal Fund Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   4,221,559.332           338,997.694        196,666.253        0.000